                                                                     Exhibit 4.2

                                   FORM  OF
                                   --------

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


          This Registration Rights Agreement (the "Agreement") is made and entered into this __ day of __ 1998, among Knight/Trimark Group, Inc., a Delaware corporation (the "Company") and certain shareholders set forth on Schedule A attached hereto (the "Contributing Shareholders").

          This Agreement is made pursuant to the Contribution Agreement dated April 18, 1998, between the Company, Roundtable Partners, L.L.C. and the Contributing Shareholders (the "Contribution Agreement"), which provides, among other things, that the Company will issue shares of common stock (the "Common Stock") to the Contributing Shareholders.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties to this Agreement hereby agree as follows:

          1.   Definitions.  As used in this Agreement, the following terms
               -----------
shall have the following meanings:

          "Holders": Holders of Registrable Shares:
           -------

          "Managers":  Kenneth Pasternak, Walter Raquet, Steven Steinman and
           --------
Robert Lazarowitz.

          "Registrable Shares":  any shares of stock issued to the Contributing
           ------------------
Shareholders pursuant to the Contribution Agreement or issued upon conversion of any shares of stock and any securities issued or issuable with respect to any Common Stock referred to above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Shares, such shares shall cease to be Registrable Shares when (a) a registration
                                                       -
statement with respect to the sale of such shares shall have become effective under the Securities Act and such shares shall have been disposed of in accordance with such registration statement, (b) they shall be saleable to the
                                              -
public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) new certificates for them not
      -
bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) they shall have ceased to be outstanding.
           -

          "SEC" means the Securities and Exchange Commission.
           ---

          "Securities Act" means the Securities Act of 1933, as amended from
           --------------
time to time.

          2.   Demand Registration and Purchaser Demand Registration.
               -----------------------------------------------------

               (a) If at any time, after the conclusion of the 180-day period commencing on the date of closing of the Company's initial public offering, holders of Registrable Shares, other than the Managers, representing 3% or more of the shares of Common Stock outstanding shall request, in writing, that the Company register, under the Securities Act, all or a part of such holders' Registrable Shares (a "Demand Registration"), or any Manager shall request, in writing, that the Company register, under the Securities Act, all or part of such Manager's Registrable Shares (a "Manager Demand Registration"), the Company shall use its reasonable efforts to cause a registration statement to be filed as soon as reasonably practicable (but in no event later than the 60th day after
such holders' request is made).   Such registration statement shall be filed on
an appropriate form, as the Company in its discretion shall determine, and provide for the sale of all such Registrable Shares held by such holders. The Company agrees to use its reason able efforts to have such registration statement declared effective by the SEC and to keep any such registration statement continuously effective and usable for resale of Registrable Shares for the lesser of 120 days or until all shares covered thereby have been sold, if
earlier.   Each registration statement filed pursuant to a request pursuant to this Section 2(a) by holders of Registrable Shares other than Managers is hereinafter referred to as a "Demand Registration Statement and each such registration pursuant to a request pursuant to this Section 2(a) by Managers is hereinafter referred to as a "Manager Demand Registration Statement)."

      Notwithstanding the foregoing, the Company's obligation to effect any registration of Registrable Shares pursuant to this Section 2 shall be subject to the following limitations, conditions and qualifications:

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

               i) the Company shall only be required to effect three Demand Registration Statements and three Manager Demand Registration Statements; and

               ii) the Company shall only be required to effect a Demand Registration Statement or Manager Demand Registration Statement if the aggregate number of Registrable Shares requested to be registered by all holders of Registrable Shares is equal to or greater than 3% of the number of shares of Common Stock outstanding at the time.

          (b) The Company agrees (i) not to effect any public or private sale, distribution or purchase of any of its securities which are the same as or similar to the Registrable Shares, including a sale pursuant to Regulation D under the Securities Act, during the 15-day period prior to, and during the 45-day period beginning on, the closing date of each underwritten offering under any Demand Registration Statement or Manager Demand Registration Statement, and
(ii) to request each holder of its securities purchased from the Company, at any time on or after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act.

          (c) The Company may postpone for a reasonable period of time, not to exceed 60 days, the filing or the effectiveness of any Demand Registration Statement or Manager Demand Registration Statement if the Board of Directors of the Company in good faith determines that (i) such registration might have a material adverse effect on any plan or proposal by the Company with respect to any financing, acquisition, recapitalization, reorganization or other material transaction, or (ii) the Company is in possession of material non-public information that, if publicly disclosed, could result in a material disruption of a major corporate development or transaction then pending or in progress or in other material adverse consequences to the Company.

          (d) The Company shall have the right to select any nationally recognized investment banking firm(s) to administer any offering pursuant to a Demand Registration or Manager Demand Registration, and the holders selling in such offering shall enter into underwriting agreements with the underwriter(s) of such offering, which agreements shall contain such representations and warranties by such holders, and such other terms, conditions and indemnities as are at the time customarily contained in underwriting agreements for similar offerings.

          3.   Incidental Registration.  Subject to the other terms and
               -----------------------
conditions set forth in this Agreement, if the Company proposes at any time to register any shares of its Common Stock (the "Initially Proposed Shares") under the Securities Act for sale, whether or not for its own account, pursuant to an offering (other than the Company's initial public offering, a registration on Form S-4 or any successor form, a registration relating solely to the sale of securities to participants in a Company stock plan or stock option plan, a registration relating solely to an exchange offer, a registration relating to the conversion or exchange of convertible or exchangeable securities or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Shares or which form does not permit the inclusion of the Registrable Shares), the Company will promptly give written notice to the Holders of its intention to effect such registration (such notice to specify, among other things, the proposed offering price, the kind and number of securities proposed to be registered and the distribution arrangements, including identification of the underwriter(s)), and the Holders shall be entitled to include in such registration statement, as a part of such underwritten offering, such number of shares (the "Piggyback Shares") to be sold for the account of the Holders (on the same terms and conditions as the Initially Proposed Shares) as shall be specified in a request in writing delivered to the Company within 15 days after the date upon which the Company gave the aforementioned notice.

          The Company's obligations to include Piggyback Shares in a registration statement pursuant to this Section 2 is further subject to each of the following limitations, conditions and qualifications:


               i) If, at any time after giving written notice of its intention to effect a registration of any of the Initially Proposed Shares and prior to the effective date of any registration statement filed in connection with such registration, the Company shall determine for any reason not to register all of such shares, the Company may, at its election, give written notice of such determination to the holders of Registrable Shares seeking to sell in such offering and thereupon it shall be relieved of its obligation to use any efforts to register any Piggyback Shares in connection with such aborted registration.

               ii) If, at any time after giving written notice of its intention to effect a registration of any of the Initially Proposed Shares and after the effective date of any registration statement filed in connection with such registration, the Company shall determine for any reason to postpone or defer the sale of the Initially Proposed Shares, or not to sell the Initially Proposed Shares at all, then the Company may, at its election, give written notice of such determination to the Holders, and thereupon the Holders shall comply with the Company's determination and agree, as the case may be, to postpone or defer the sale of Shares, or not to sell Piggyback Shares at all.

               iii) If, in the opinion of the managing underwriter(s) of such offering, the distribution of all or a specified portion of the Piggyback Shares would materially interfere with the registration, sale or marketing of the Initially Proposed Shares, then the number of Piggyback Holder Shares to be included in such registration statement shall be reduced to such number, if any, that, in the opinion of such managing underwriter(s), can be included without such interference. If, as a result of the cutback provisions of the preceding sentence, the Holders wishing to sell
     Piggyback Shares are not entitled to include all of the Piggyback Shares in such registration, the shares that may be included by such holders shall be limited on a pro rata basis (based on the number of Registrable Shares held by all holders), or such Holders may elect to withdraw their request to include Piggyback Shares in such registration (a "Withdrawal Election").

               iv) The Company shall not be required to include the shares of Common Stock of any Holder in any such registration, if such Holder has not agreed to enter into an underwriting agreement in customary form with the underwriters and to refrain from selling any additional shares of Common Stock for such reasonable period prior to or following the effective date of the offering as such managing underwriter may request.

               v) In addition to (iv) above, if the Company shall so request in writing, each Holder shall agree not to effect any public or private sale or distribution of any Registrable Shares (other than the Piggyback Shares) during the 15-day period prior to and during the 90-day period beginning on, the effective date of any underwritten public offering of shares of Common Stock.

          4.   Registration Procedures.  (a)  Whenever the Company is required
               -----------------------
to use its reasonable efforts to effect the registration of any Registrable Shares under the Securities Act pursuant to the terms and conditions of Section 2 (such Registrable Shares being hereinafter referred to as "Subject Shares"), the

Company will use its reasonable efforts to effect the registration and sale of the Subject Shares in accordance with the intended method of disposition thereof. Without limiting the generality of the foregoing, the Company will as soon as practicable:

               i) prepare and file with the SEC a registration statement with respect to the Subject Shares in form and substance satisfactory to the holders of the Subject Shares, and use all reasonable efforts to cause such registration statement to become effective as soon as possible;

               ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statements effective for the applicable period and to comply with the provisions of the Securities Act with respect to the disposition of all Subject Shares and other securities covered by such registration statement;

               iii) furnish the holders of Registrable Shares covered by such registration statement, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such holders may reasonably request;

               iv) use its reasonable efforts to register or qualify the Subject Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the managing underwriter(s) shall reasonably recommend, and do any and all other acts and things which may be reasonably necessary or advisable to enable the holders to consummate the disposition in such jurisdictions of the Subject Shares covered by such registration statement, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, (B) subject itself to taxation in any jurisdiction wherein it is not so subject, or (C) consent to general service of process in any such jurisdiction or otherwise take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject;

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

               v) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC;

               vi) furnish, at the Company's expense, undefended certificates representing ownership of the securities being sold in such denominations as shall be requested and instruct the transfer agent to release any stop transfer orders with respect to the Subject Shares being sold;

               vii) notify each holder at any time when a prospectus relating to the Subject Shares is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, and the Company will, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Subject Shares such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

               vii) enter into customary agreements (including an under writing agreement in customary form in the case of an underwritten offering) and make such representations and warranties to the sellers and under writer(s) as in form and substance and scope are customarily made by issuers to underwriters in underwritten offerings and take such other actions as the Holders or the managing underwriter(s) or agent, if any, reasonably require in order to expedite or facilitate the disposition of such Subject Shares;

               ix) make available for inspection by the Holders, any underwriter or agent participating in any disposition pursuant to such registration statement, and any attorney, accountant or other similar professional advisor retained by any such holders or underwriter (collectively the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement. The Holders agree that Re-cords and other information which the Company determines, in good faith, to be confidential and of which determination the Inspectors are so notified shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Records is ordered pursuant to a subpoena, court order or regulatory or agency request or
     (iii) the information in such Records has been generally disseminated to the public. Each Holder agrees that it will, upon learning that disclosure of such Record is sought in a court of competent jurisdiction or by a governmental agency, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

               x) obtain for delivery to the Company, the underwriter(s) or their agent, with copies to the Holders, a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the Holders or the managing underwriter(s) reasonably request;

               xi) obtain for delivery to the Holders and the underwriter(s) or their agent an opinion or opinions from counsel for the Company in customary form and reasonably satisfactory to the Holder, underwriters or agents and their counsel;

               xii) make available to its security holders earnings statements, which need not be audited, satisfying the provisions of Section 11(a) of the Securities Act no later than 90 days after the end of the 12-month period beginning with the first month of the Company's first quarter commencing after the effective date of the registration statement, which earnings statements shall cover said 12-month period;

               xiii) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the effectiveness of such registration statement at the earliest possible moment;

               xiv) cause the Subject Shares to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the sellers thereof or the underwriters(s), if any, to consummate the disposition of such Subject Shares;

               xv) cooperate with the Holders and the managing under-writer(s), if any, or any other interested party (including any interested broker-dealer) in making any filings or submission required to be made, and the furnishing of all appropriate information in connection therewith, with the National Association of Securities Dealers, Inc. ("NASD");

               xvi) cause its subsidiaries to take action necessary to effect the registration of the Subject Shares contemplated hereby, including filing any required financial information;

               xvii) effect the listing of the Subject Shares on the Nasdaq National Market or such other national securities exchange or over-the-counter market on which shares of the Common Stock shall then be listed;

               xviii) participate in roadshow presentations to promote the sale of the Subject Shares; and

               xix) take all other steps necessary to effect the registration of the Subject Shares contemplated hereby.

               (b) The sellers of Subject Shares shall provide (in writing and signed by the such sellers and stated to be specifically for use in the related registration statement, preliminary prospectus, prospectus or other document incident thereto) all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and any applicable state securities laws and to obtain any desired acceleration of the effective date of any registration statement prepared and filed by the Company pursuant to this Agreement.

               (c) The sellers of Subject Shares shall, if requested by the Company or the managing underwriter(s) in connection with any proposed registration and distribution pursuant to this Agreement, (i) agree to sell the Subject Shares on the basis provided in any underwriting arrangements entered into in connection therewith, (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents customary in similar offerings and (iii) agree to sign a lock-up agreement upon the request of the managing underwriter(s) prohibiting such Holders from selling shares by any other means for up to 180 days after such offering.

               (d) Upon receipt of any notice from the Company that the Company has become aware that the prospectus (including any preliminary prospectus) included in any registration statement filed pursuant to Section 2, as then in effect, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the sellers of Subject Shares shall forthwith discontinue disposition of Subject Shares pursuant to the registration statement covering the same until the such Sellers' receipt of copies of a supplemented or amended prospectus and, if so directed by the Company, deliver to the Company (at the Company's expense) all copies other than permanent file copies then in the Qualified Holder possession, of the prospectus covering the Subject Shares that was in effect prior to such amendment or supplement.

               (e) The Company shall pay all out-of-pocket expenses incurred in connection with any registration statement filed pursuant to Section 2(a) or
Section 3 of this Agreement, including, without limitation, printing expenses, transfer agents and registrars' fees, fees and disbursements of the Company's counsel and accountants and fees and disbursements of experts used by the Company in connection with such registration statement. Notwithstanding the foregoing, the sellers of Subject Shares shall pay all underwriting discounts or brokerage commissions and all SEC or NASD registration and filing fees attributable to the Subject Shares sold pursuant to any such registration statement. The Company shall not be responsible for the fees and disbursements of counsel retained by any such seller, for which the seller shall be solely responsible.

               (f) In connection with any sale of Subject Shares that are registered pursuant to this Agreement, the Company and the sellers of Subject Shares shall enter into an agreement providing for indemnification of such sellers by the Company, and indemnification of the Company by the such sellers, on terms customary for such agreements at that time (it being understood that any disputes arising as to what is customary shall be resolved by counsel to the underwriter(s)).


          5.   Notices.  Any notice or other communication required or permitted
               -------
to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day

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

during normal business hours where such notice is to be received) or (b) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:


          If to the Company, to:
          Newport Tower
          525 Washington Boulevard
          Jersey City, NJ  07310

          If to any other Holder,
          to such name at such address as such Holder shall have indicated in a written notice delivered to the other parties to this Agreement.

Any party hereto may from time to time change its address for notices under this
Section 6 by giving at least 10 days' notice of such changes to the other parties hereto.

          6.   Waivers.  No waiver by any party of any default with respect to
               -------
any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          7.   Headings.  The headings herein are for convenience only, do not
               --------
constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

          8.   Successors and Assigns; Amendments.  This Agreement shall be
               ----------------------------------
binding upon and inure to the benefit of the parties and their successors and assigns, including without limitation and without the need for an express assignment each subsequent holder of any Registrable Shares. Except as provided in this Section 9, neither the Company nor any Holder shall assign this Agreement or any rights hereunder without the prior written consent of the other parties hereto. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party hereunder. This Agreement may not be amended except by a written instrument executed by the parties hereto.

          9.   No Third Party Beneficiaries.  This Agreement is intended for the
               ----------------------------
benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          10.  Governing Law.  This Agreement shall be governed by and construed
               -------------
and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of laws.

          12.  Entire Agreement.  This Agreement contains the entire agreement
               ----------------
of the parties hereto in respect of the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

          13.  Execution.  This Agreement may be executed in two or more
               ---------
counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.


                             KNIGHT/TRIMARK GROUP, INC.


                             --------------------------------------------------
                             By:
                             Title:


                             [CONTRIBUTING SHAREHOLDERS]


                             --------------------------------------------------

                                   Schedule A


                          [CONTRIBUTING SHAREHOLDERS]

                                       14